FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2013

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in their charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois		60602
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of shareholders of Telephone and Data Systems, Inc. (“TDS”) held on May 24, 2013 (“Annual Meeting”), based on the below voting results, the shareholders of TDS approved the adoption of the Telephone and Data Systems, Inc. Restated Compensation Plan for Non-Employee Directors (the “Director Plan”).

The purpose of the Director Plan is to provide appropriate compensation to non-employee directors for their service to TDS and to ensure that qualified persons serve as non-employee members of the TDS Board.

Unless otherwise approved by shareholders of TDS, the total number of Common Shares that may be issued under the Director Plan will not exceed 200,000 Common Shares.

The authorization to issue Common Shares under the Director Plan will expire ten years after the Director Plan becomes effective, unless reapproved by shareholders.

Other terms of the Director Plan are set forth under Proposal 3 of the TDS definitive proxy statement dated April 19, 2013, as filed with the SEC on Schedule 14A on April 19, 2013, which are incorporated by reference herein.

The foregoing description is qualified in its entirety by reference to the Director Plan, which is included as Exhibit 10.1 to this Form 8-K and incorporated by reference into this Item 5.02.

Item 5.07              Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following number of votes were cast for the matters indicated.  On May 31, 2013, TDS issued a press release relating to the Annual Meeting, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

1.    Election of Directors.

a.   For the election of eight Directors of TDS by the holders of Series A Common Shares and Preferred Shares:

Nominee	For	Withhold	Broker Non-Vote
LeRoy T. Carlson, Jr.	70,790,408	-	31,014
Letitia G. Carlson, M.D.	70,790,408	-	31,014
Prudence E. Carlson	70,790,408	-	31,014
Walter C.D. Carlson	70,790,408	-	31,014
Kenneth R. Meyers	70,790,408	-	31,014
Donald C. Nebergall	70,790,408	-	31,014
Christopher D. O’Leary	70,790,408	-	31,014
Herbert S. Wander	70,790,408	-	31,014

Based on the above votes, each of the above nominees was elected as a director.

b. For the election of four Directors of TDS by the holders of Common Shares:

Nominee	For	Withhold	Broker Non-Vote
Clarence A. Davis	59,370,880	506,307	2,532,158
George W. Off	59,231,361	645,826	2,532,158
Mitchell H. Saranow	59,367,075	510,112	2,532,158
Gary L. Sugarman	59,339,197	537,990	2,532,158
Ryan J. Morris	26,673,128	38,283	-

Based on the above votes, each of the above nominees other than Ryan J. Morris was elected as a director.

2.	Proposal to Ratify the Selection of PricewaterhouseCoopers LLP as Independent Public Accountants for 2013.

	For	Against	Abstain	Broker Non-vote
	118,805,435	222,672	49,888	-

	Based on the above votes, the above proposal was approved.

3.	Proposal to approve Rested Compensation Plan for Non-Employee Directors.

	For	Against	Abstain	Broker Non-vote
	108,465,226	9,083,679	126,976	1,402,113

	Based on the above votes, the above proposal was approved.

4.	Proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in TDS' Proxy Statement dated April 19, 2013 (commonly known as "Say-on-Pay").

	For	Agianst	Abstain	Broker Non-Vote
	102,387,725	15,069,087	219,069	1,402,113

	Based on the above votes, the above proposal was approved.

5.  Proposal by Shareholder to Recapitalize TDS’s outstanding Stock into one class of stock.

      No vote is being reported for this proposal because it was not presented at the 2013 Annual Meeting by the shareholder proponent or his designee as required and, therefore, was not acted upon by the shareholders.  However, if the shareholder proposal had been acted upon, this proposal would have been defeated by a substantial majority of the votes based on proxies delivered prior to the closing of the polls for the meeting.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the reistrant has duly caused this report to be signed on its behlaf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date:	May 31, 2013

By:	/s/ Douglas D. Shuma
Douglas D. Shuma
Senior Vice President and Corporate Controller

EXHIBIT INDEX

The following exhibits are filed herewith as noted below.

Exhibit No.	Description
10.1

Telephone and Data Systems, Inc. Restated Compensation Plan for Non-Employee Directors, is hereby incorporated by reference from Exhibit A to the TDS definitive proxy statement dated April 19, 2013, which was filed with the SEC on Schedule 14A on April 19, 2013

99.1	Press Release dated May 31, 2013